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                                                                    EXHIBIT 99.3


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         I hereby consent to being named as a person about to become a director to the Board of Directors of Magnum Hunter Resources, Inc., a Nevada corporation, in its Registration Statement on Form S-4 and any amendments thereto filed with the Securities and Exchange Commission.


                                                   /s/ JAMES R. LATIMER III

                                                   James R. Latimer III

Dated: January 14, 2002